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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement, Form S-8, to register 2,000,000 additional shares Common Stock pertaining to the Questar Corporation Employee Investment Plan, with respect to the consolidated financial statements and schedules of Questar Corporation included in its Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP Ernst & Young LLP
Salt Lake City, Utah May 30, 2002

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Consent of Independent Auditors